EXHIBIT 32.1

Certification by the Chief Executive Officer Pursuant to 18 U.S.C. Section 1350,

as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U. S. C. Section 1350, I, Alexei Tchernov, hereby certify that, to the best of my knowledge, the Quarterly Report on Form 10-Q of Star Alliance International Corp. for the fiscal quarter ended September 30, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Star Alliance International Corp

Date: February 26, 2019	/s/ Alexei Tchernov
Alexei Tchernov
Chief Executive Officer

This certification accompanies the Quarterly Report on Form 10-Q pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by Star Alliance International Corp. for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Star Alliance International Corp. specifically incorporates it by reference.